                                                                       Exhibit 3

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement"), is made as of July    , 2003, by
                                                                  ---
and among All American Companies, Inc., a Delaware corporation (the "Purchaser"), First Chesapeake Financial Corporation, a Virginia corporation (the "Company"), Mark Mendelson, Mark Glatz (Messrs. Mendelson and Glatz are collectively referred to as the "Selling Shareholders"), Paul Dandridge, John Papandon, Paul Nestico (Messrs. Glatz, Dandridge, Papandon and Nestico are collectively referred to as the "Option Holders"), and Klehr, Harrison, Harvey, Branzburg & Ellers LLP, as escrow agent ("Escrow Agent").

                                    Recitals

     A. The Company and the Purchaser are parties to that certain Securities Purchase Agreement, dated the date hereof (the "Securities Purchase Agreement"), pursuant to which the Company has agreed to sell to the Purchaser an aggregate of 10,000,000 shares (the "New Shares") of the Company's common stock, no par value per share (the "Common Stock").

     B. The Selling Shareholders, the Option Holders and the Purchaser are parties to that certain Stock Purchase Agreement, dated the date hereof (the "Stock Purchase Agreement"), pursuant to which (i) the Selling Shareholders have agreed to sell to the Purchaser an aggregate of 3,674,709 shares of Common Stock (the "Existing Shares"), and (ii) the Option Holders have agreed to cancel an aggregate of 423,000 options to purchase shares of Common Stock (the "Canceled Options").

     C. In accordance with the terms of the Stock Purchase Agreement, (i) the Option Holders are entering into certain Option Cancellation Agreements with the Company to effect the cancellation of the Canceled Options (the "Option Cancellation Agreements"), (ii) the Selling Shareholders and the Option Holders are entering into certain Lock-up Agreements with the Company pursuant to which they have agreed to certain limitations on the transfer of their shares of Common Stock (the "Lock-up Agreements"), and (iii) the Selling Shareholders are entering into certain proxies pursuant to which they will give the Purchaser the right to vote their shares of Common Stock (the "Proxies").

     D. The Company and Collateral One Mortgage Corporation, a Virginia corporation and a wholly-owned subsidiary of the Company (collectively with the Company, the "Borrowers"), are parties to that certain Business Loan Agreement, dated as of February 5, 1999 (the "Loan Agreement") with Crusader Bank ("Crusader"), pursuant to which Crusader agreed to lend the Borrowers the sum of $1,500,000 (the "Loan"). The principal sum of the Loan was subsequently increased pursuant to a certain amendment of Mortgage and other Loan Documents dated November 10, 1999 (the "Amendment"). In addition to the Loan Agreement and the Amendment, the Loan is evidenced, secured by and entitled to all the benefits of the following: (i) a Promissory Note executed by Borrowers in favor of Crusader dated February 5, 1999 in the stated principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), the principal sum of which was subsequently increased by the Amendment (the "Note"), (ii) a Commercial Guaranty executed by Mark Glatz (the "Glatz Guaranty"), (iii) a Commercial Guaranty executed by John Papandon (the "Papandon Guaranty"), (iv) a Commercial Guaranty executed by Mark Mendelson (the "Mendelson Guaranty"), (v) a certain Open-End Mortgage executed by Mark Mendelson encumbering certain real property known as 1201 Meadow Bank Road, Villanova, Pennsylvania, which mortgage is recorded in Montgomery County at Mortgage Book 8621, page 0876 (the "Mendelson Mortgage"),
(vi) a Pledge Agreement dated February 2, 2001 executed by Mark Mendelson encumbering the shares of stock of Delaware Avenue Development Corporation owned by Mark Mendelson (the "Mendelson Delaware Pledge"), (vii) a Subordinate Pledge Agreement dated February 1, 2001 from Mark Mendelson to Crusader pledging and encumbering 3,564,333 shares of Common Stock (the "Mendelson First Chesapeake Pledge"), (viii) a certain Assignment of Partnership Income and Security Agreement dated February 2, 2001 from Delaware Avenue Development Corporation (the "Assignment of Partnership Income and Security Agreement"), and (ix) various other documents and instruments executed and/or delivered in connection with the Loan and the subsequent modifications thereof not specifically enumerated herein including but not limited to UCC-1 financing statements (collectively, the "Personal Guaranty Documents").

     E. On or about February 2, 2001, Crusader, Borrowers and certain guarantors of the Loan entered into a certain Forbearance Agreement as amended by an Amendment thereto dated June 13, 2001, pursuant to which, among other things (i) the Mendelson's Guaranty was amended, and (ii) the Note was amended to provide for certain mandatory payments of principal and to provide that the Note would be payable on demand, but that unless an event of default had occurred, Crusader would not demand payment before January 15, 2003.

     F. Crusader has assigned all of its right, title and interest in and to the Loan, the Note and the Loan Documents to Royal Bank of Pennsylvania ("Bank"), and Bank is the holder thereof.

     G. In connection with the transactions contemplated by the Securities Purchase Agreement and Stock Purchase Agreement, the Bank, the Borrowers and the Selling Shareholders have entered into a Forbearance and Consent Agreement of even date herewith (the "Forbearance and Consent Agreement" and collectively with the Loan Agreement, the Amendment and the Personal Guaranty Documents, the "Loan Documents"), pursuant to which the Bank has agreed, upon satisfaction of certain conditions, to (i) extend the maturity date of the Loan and (ii) consent to the transactions contemplated by the Securities Purchase Agreement.

     H. Escrow Agent currently holds the stock certificates set forth on Schedule A attached hereto, representing an aggregate of 1,751,403 shares of the Existing Shares (the "Klehr Escrowed Shares"). Bank currently holds the stock certificates representing the balance of the Existing Shares (the "Bank Escrowed Shares").

     I. Pursuant to the Securities Purchase Agreement, at the closing thereunder, the Company and the Purchaser have placed into escrow with Escrow Agent to be held pursuant to the terms of this Agreement the New Shares (to the extent that they have been issued) and the Purchaser Resignations (both as defined in the Securities Purchase Agreement). Pursuant to the terms of the Stock Purchase Agreement, at the closing thereunder, (i) the Purchaser and the Selling Shareholders have placed into escrow with the Escrow Agent to be held pursuant to the terms of this Agreement their respective Proxies, the Klehr Escrowed Shares and stock powers relating to the Existing Shares, duly endorsed by the Selling Shareholders (the "Stock Powers"), and (ii) the Purchaser, the Selling Shareholders and the Option Holders have placed into escrow with Escrow Agent to be held pursuant to the terms of this Agreement their respective Lock-up Agreements and, with respect to the Option Holders, their respective Option Cancellation Agreements. Bank shall retain the Bank Escrowed Shares during the term of this Agreement. The documents and instruments held in Escrow pursuant to the terms of this Agreement are hereinafter collectively referred to as the "Escrow."

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Securities Purchase Agreement and Stock Purchase Agreement, and intending to be legally bound, the parties hereto hereby agree as follows:

     1.   Escrow Agent.

          (a) Appointment. The parties hereto hereby appoint Escrow Agent to serve as escrow agent under this Agreement, and Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement.

          (b) Compensation. Escrow Agent shall be entitled to reimbursement of all costs and expenses incurred by Escrow Agent arising out of this Agreement and shall not otherwise be compensated for its services as Escrow Agent. Such expenses shall be borne by the Company and shall be payable as they are incurred by Escrow Agent.

          (c) Resignation. Escrow Agent may resign at any time upon giving the Purchaser, the Company and the Selling Shareholders thirty (30) days prior written notice. In such event, Escrow Agent shall deliver the Escrow and any and all documents relating thereto then in its possession to such successor escrow agent as shall be mutually agreed upon by the Purchaser, the Company and the Selling Shareholders. Such resignation shall not be effective until a successor escrow agent agrees to act hereunder; provided, however, that if no successor is appointed and acting under this Agreement within thirty (30) days after such notice is given, Escrow Agent may deliver the Escrow to a court of competent jurisdiction and, after Escrow Agent's delivery of the Escrow to such court, Escrow Agent shall have no further responsibility hereunder.

     2.   Release of Escrow.

          (a) Escrow Agent shall release the Escrow to the Purchaser in accordance with this Section 2(a) upon (i) Escrow Agent's receipt of (i) a written notice from an authorized representative of the Bank (the "Bank Release Notice") (A) acknowledging that the Loan, all accrued and unpaid interest thereon, and all other sums then due and owing under the Loan Documents have been paid in full (the "Indebtedness") or (B) waiving the Company's obligation to repay the Indebtedness as a condition to Bank's delivery of the Release Documents (as defined below) and (ii) the unconditional and irrevocable cancellation of, and release by Bank of all liens or security interests evidenced by, the Personal Guaranty Documents on or before October 15, 2003 in compliance with this Section 2(a) (together, the "Release Conditions"). Within five (5) days of payment in full of the Indebtedness, the Purchaser shall cause Bank to (i) deliver the Bank Release Notice to the Selling Shareholders and Escrow Agent and (ii) return to the respective guarantors, the Glatz Guaranty, the Papandon Guaranty and the Mendelson Guaranty all marked "cancelled" and return to Mr. Mendelson the Mendelson Delaware Pledge, the

Mendelson First Chesapeake Pledge and the Assignment of Partnership Income and Security Agreement marked "cancelled" together with all share certificates pledged thereby (to the extent in Bank's possession). The documents evidencing the release of the liens and security interests evidenced by the Personal Guaranty Documents (the "Release Documents") shall be in such forms as are reasonably satisfactory to the Selling Shareholders, which shall include, without limitation, the original or certified copy of either a release or a satisfaction of the mortgage relating to the Mendelson Mortgage and either UCC-3 Termination Statements terminating all UCC financing statements relating to the Personal Guaranty Documents or written authorization from Bank to terminate all UCC financing statements relating to the Personal Guaranty Documents. The Company shall pay any and all recording costs and expenses relating to the Release Documents, including the recording costs for the satisfaction of mortgage for the Mendelson Mortgage. Whether the Release Conditions have been satisfied shall in all events be determined as of October 15, 2003. To effect the release of the Escrow pursuant to this Section 2(a), the Purchaser shall deliver a written notice, in the form attached hereto as Exhibit A (the "Purchaser Release Notice"), to Escrow Agent and the Selling Shareholders certifying that the Release Conditions have been satisfied. The Purchaser Release Notice shall include copies of the Release Documents required by this
Section 2(a). In the event that the Selling Shareholders dispute the Purchaser's right to receive the Escrow pursuant to this Section 2(a), they shall notify Escrow Agent and Purchaser of the nature of such dispute in writing (a "Selling Shareholders Dispute Notice") within ten (10) days after delivery of the Purchaser Release Notice. The Purchaser and the Selling Shareholders shall work in good faith to resolve any dispute raised in a Selling Shareholders Dispute Notice. Unless the Selling Shareholders timely deliver a Selling Shareholders Dispute Notice, Escrow Agent shall release the Escrow to the Purchaser promptly after the expiration of the ten (10) day period in which the Selling Shareholders may deliver a Selling Shareholders Dispute Notice. In the event that the Selling Shareholders timely deliver a Selling Shareholders Dispute Notice, Escrow Agent shall only release the Escrow upon receipt of (i) joint written instructions by the Purchaser, the Company and the Selling Shareholders ("Joint Instructions") or (ii) a non-appealable order from a court of competent jurisdiction directing the disposition of the Escrow, or any portion thereof. Notwithstanding this Section 2(a), the provisions contained herein shall not be construed in any way to limit Bank's rights under the Personal Guaranty Documents to effect reinstatement of the Personal Guaranty Documents in accordance with their terms or as provided by law in the event that any payment with respect to the Indebtedness is subject to avoidance or is required to be returned by Bank under any bankruptcy or insolvency law as a result of the bankruptcy of any party to the Loan Documents, which right of reinstatement shall in all events be deemed to be preserved.

          (b) If the Purchaser fails to satisfy the Release Conditions, the Selling Shareholders may effect the release of the Escrow pursuant to this
Section 2(b) by delivering a written notice in the form attached hereto as Exhibit B (the "Selling Shareholders Release Notice") to Escrow Agent and the Purchaser at any time after October 15, 2003. In the event that the Purchaser disputes the Selling Shareholders' right to have the Escrow released pursuant to this Section 2(b), it shall notify Escrow Agent and the Selling Shareholders of the nature of such dispute in writing (a "Purchaser Dispute Notice") within ten
(10) days after delivery of a Selling Shareholders Release Notice. The Selling Shareholders and the Purchaser shall work in good faith to resolve any dispute raised in a Purchaser Dispute Notice. Unless the Purchaser timely delivers a Purchaser Dispute Notice, the New Shares (to the extent that they have been issued and any and all rights to receive any such shares that have not yet been issued pursuant to the terms of the Securities Purchase Agreement) shall be canceled as of the date immediately following the expiration of the ten (10) day period in which the Purchaser may deliver a Purchaser Dispute Notice and Escrow Agent shall promptly deliver the Lock-Up Agreements, the Klehr Escrowed Shares, the Stock Powers, the Proxies, the Option Abandonment Agreements and the Purchaser Resignations to the Selling Shareholders at such time. In the event of such cancellation of the New Shares and release of the Escrow to the Selling Shareholders pursuant to this
Section 2(b), the Purchaser shall have no right to recover any of the consideration paid pursuant to the Securities Purchase Agreement or the Stock Purchase Agreement and shall otherwise have no further claim against the Company, the Selling Shareholders or the Option Holders with respect to the Escrow or the Bank Escrowed Shares. In the event that the Purchaser timely delivers a Purchaser Dispute Notice, the Escrow Agent shall only release the Escrow pursuant to this Section 2(b) upon receipt of (i) Joint Instructions or
(ii) a non-appealable order from a court of competent jurisdiction directing the disposition of the Escrow or any portion thereof.

     3.   Dividends; Voting Rights.

          (a) During the period in which the New Shares are being held by Escrow Agent pursuant to this Agreement, all dividends or other property distributed in respect of the New Shares and the Existing Shares, including, without limitation, any shares issued as a result of stock splits, stock dividends or other recapitalizations, shall be retained by Escrow Agent upon issuance or payment, as the case may be, and shall be distributed with the New Shares and the Existing Shares pursuant to the terms of this Agreement.

          (b) During the period in which the New Shares (to the extent that they have been issued) and the Existing Shares are being held by Escrow Agent pursuant to this Agreement, the Purchaser shall be entitled to vote such shares on all matters submitted to the shareholders of the Company.

     4.   Effectiveness of Escrow Documents.

          (a) Subject to the terms thereof, the Lock-up Agreements and the Proxies shall be in full force and effect while they are held by Escrow Agent in escrow pursuant to this Agreement and, during such time, the Purchaser shall be entitled to all of the terms, rights and benefits thereof. Subject to the terms thereof, the Lock-up Agreements and Proxies shall remain in full force and effect in the event that they are released to the Purchaser pursuant to Section 2(a) hereof. In the event that the Lock-up Agreements and Proxies are released to the Selling Shareholders pursuant to Section 2(b) hereof, such agreements shall terminate and be of no further force and effect as of the date on which they are released to the Selling Shareholders.

          (b) The terms, conditions and obligations of the Option Cancellation Agreements, the Purchaser Resignations and the Stock Powers shall not be enforceable by any party while such documents are held by Escrow Agent in escrow pursuant to this Agreement. Upon the release of the Escrow to the Purchaser pursuant to Section 2(a) hereof, (i) the Option Cancellation Agreements shall become effective and fully enforceable as of the date on which they are released and (ii) the Purchaser Resignations and the Stock Powers shall be void and of no force or effect. Upon the release of the Escrow to the Selling Shareholders pursuant to

Section 2(b) hereof (i) the Option Cancellation Agreements shall be void and of no force or effect and (ii) the Purchaser Resignations and the Stock Powers shall become effective and fully enforceable as of the date on which they are released.

     5. Uncertainty. In the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder with respect to the Escrow, or any portion thereof, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to so refrain from acting until it has received (i) Joint Instructions, or (ii) a nonappealable order from a court of competent jurisdiction directing the disposition of the Escrow, or any portion thereof.

     6. Limitation on Liability. Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Agreement except for liability arising out of its own willful misconduct. Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any such action or omission taken or made by Escrow Agent in good faith. Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which Escrow Agent, in good faith, reasonably believes to be genuine and what it purports be.

     7. Indemnification. Except with respect to acts of willful misconduct on the part of Escrow Agent, the Purchaser, the Company and each Selling Shareholder and Option Holder, jointly and severally, agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys' fees), which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its duties under this Agreement and including, without limitation, any costs related to litigation arising from this Agreement or involving the subject matter hereof.

     8. Limitation of Damages. IN NO EVENT SHALL ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (A) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED UNDER THIS AGREEMENT, OTHER THAN DAMAGES WHICH DIRECTLY RESULT FROM ESCROW AGENT'S WILLFUL MISCONDUCT; OR (B) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     9. Survival. The provisions of Sections 6, 7, 8 and 9 shall survive the termination of this Agreement and the resignation or removal of Escrow Agent hereunder.

     10. Termination. This Agreement shall be terminated by mutual written consent of the Purchaser, the Company and the Selling Shareholders or upon the disbursement or release of the entire Escrow by Escrow Agent.

     11. Miscellaneous.

          (a) Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed (registered or certified mail, postage prepaid, return receipt requested or by nationally recognized overnight courier) or by facsimile transmission with written confirmation (if a copy of such facsimile transmission is contemporaneous sent by first class mail) as follows:

If to Purchaser:      All American Companies, Inc.
                      999 Yomato Road, Suite 100
                      Boca Raton, Florida  33431
                      Attention:   Tony Sharma
                      Telephone No.:
                      Facsimile No.:   561-862-0135

with a copy to:       Ira C. Hatch, Esquire
                      Hatch & Doty, PA
                      1701 Highway A1A, Suite 220
                      Vero Beach, Florida  32963
                      Telephone No.:  772-234-4711
                      Facsimile No.:  772-234-8299

If to the Company:
                      First Chesapeake Financial Corporation
                      541 Hamilton Street
                      Allentown, PA  18101
                      Attention:   Chief Executive Officer
                      Telephone No.:
                      Facsimile No.:

with a copy to:       Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                      260 S. Broad Street
                      Philadelphia, PA  19102-5003
                      Attention:   William A. Harvey, Esquire
                      Telephone No.: 215-568-6060
                      Facsimile No.: 215-568-6603

If to a Selling Shareholder or an Option Holder, to the address set forth below such party's signature on the signature pages hereto.

If to Escrow Agent:   Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                      260 S. Broad Street
                      Philadelphia, PA  19102-5003
                      Attention:   William A. Harvey, Esquire
                      Telephone No.: 215-568-6060
                      Facsimile No.: 215-568-6603

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt; provided, however, that notices, claims, certificates, requests, demands, and other communications to Escrow Agent shall be effective only upon receipt.

          (b) Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by the Purchaser, the Company, the Selling Shareholders and Escrow Agent.

          (c) Assignment. This Agreement is binding upon and inures to the benefit of the successors and assigns of each party to this Agreement.

          (d) Entire Agreement. This Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter.

          (e) Descriptive Heading. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          (f) Counterparts. For the convenience of the parties, any number of counterparts (including facsimile transmitted execution copies) of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which together shall constitute one and the same instrument.

          (g) Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

          (h) Mandatory Arbitration. Any dispute, controversy or claim among the Company, Selling Shareholders and the Purchaser that cannot be resolved by such parties arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be held in Philadelphia, Pennsylvania, or in such other location as the parties, including the Escrow Agent, may mutually agree upon. The arbitration will be conducted before a panel of three arbitrators chosen in accordance with the Commercial Arbitration Rules of the AAA. The arbitrators shall have no power to award punitive damages or any other damages not measured by the prevailing party's actual damages. Escrow Agent shall be entitled to reimbursement for all of its costs and expenses incurred in connection with any such arbitration, including reasonable attorneys fees. Such fees and expenses shall be borne equally by the Purchaser and the Selling Shareholders, or, in the discretion of the arbitrators, shall be borne on the non-prevailing party. All aspects of the arbitration shall be treated as confidential. None of the parties or the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests. Notwithstanding the provisions of this Section 11(h), Escrow Agent may exercise its rights to resign and deliver the Escrow to a court of competent jurisdiction pursuant to Section 1(c) hereof at any time.

          (i) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

          (j) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or any such other instrument.

          (k) Waiver of Conflict. The Purchaser acknowledges that Escrow Agent has represented and continues to represent the Company in various matters, including, without limitation, the negotiation of this Agreement, the Securities Purchase Agreement, the Stock Purchase Agreement and related matters. The Purchaser, the Company, the Selling Shareholders and the Option Holders waive any conflict arising from such representation and Escrow Agent's services hereunder and consent to Escrow Agent's continued representation of the Company and possible future representation of one or more of the Selling Shareholders and Option Holders, including, without limitation, in connection with any action to enforce their rights under this Agreement, the Securities Purchase Agreement, the Stock Purchase Agreement or related matters.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, this Escrow Agreement has been duly executed and delivered by the undersigned as of the date first written above.

                                          ALL AMERICAN COMPANIES, INC..


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          FIRST CHESAPEAKE FINANCIAL CORPORATION


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          --------------------------------------
                                          Mark Mendelson

                                              Address for Notices:

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              Fax:
                                                  ------------------------------

                                              Telephone:
                                                        ------------------------


                                          --------------------------------------
                                          Mark Glatz

                                              Address for Notices:

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              Fax:
                                                  ------------------------------

                                              Telephone:
                                                        ------------------------

                                          --------------------------------------
                                          Paul Dandridge

                                              Address for Notices:

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              Fax:
                                                  ------------------------------

                                              Telephone:
                                                        ------------------------


                                          --------------------------------------
                                          John Papandon

                                              Address for Notices:

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              Fax:
                                                  ------------------------------

                                              Telephone:
                                                        ------------------------


                                          --------------------------------------
                                          Paul Nestico

                                              Address for Notices:

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              Fax:
                                                  ------------------------------

                                              Telephone:
                                                        ------------------------


                                          Escrow Agent:

                                          KLEHR, HARRISON, HARVEY, BRANZBURG &
                                          ELLERS LLP


                                          By:
                                              ----------------------------------
                                              Name: William A. Harvey
                                              Title: Managing Partner

                      [Signature Page to Escrow Agreement]

                                    Exhibit A

                            Purchaser Release Notice

                                                        , 2003
                                          --------------

Via Facsimile (215) 568-6603

Klehr, Harrison, Harvey, Branzburg & Ellers LLP
Attn: William A. Harvey, Esquire
260 South Broad Street
Philadelphia, Pennsylvania 19102

Dear Mr. Harvey:

     Reference is hereby made to that certain Escrow Agreement, dated as of
          , 2003, by and among All American Companies, Inc., First Chesapeake
----------
Financial Corporation, Mark Mendelson, Mark Glatz, Paul Dandridge, John Papandon, Paul Nestico and Klehr, Harrison, Harvey, Branzburg & Ellers LLP (the "Escrow Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Escrow Agreement.

     Pursuant to Section 2(a) of the Escrow Agreement, the undersigned hereby certifies that it has satisfied the Release Conditions. Attached hereto are copies of all of the Release Documents.

     Please release the Escrow to the undersigned in accordance with Section 2(a) of the Escrow Agreement.

                                          Very truly yours,

                                          ALL AMERICAN COMPANIES, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Its:

cc: Mark Mendelson
    Mark Glatz

                                    Exhibit B

                       Selling Shareholders Release Notice

                                                         , 2003
                                          ---------------

Via Facsimile (215) 568-6603

Klehr, Harrison, Harvey, Branzburg & Ellers LLP
Attn: William A. Harvey, Esquire
260 South Broad Street
Philadelphia, Pennsylvania 19102

Dear Mr. Harvey:

     Reference is hereby made to that certain Escrow Agreement, dated as of
          , 2003, by and among All American Companies, Inc., First Chesapeake
---------
Financial Corporation, Mark Mendelson, Mark Glatz, Paul Dandridge, John Papandon, Paul Nestico and Klehr, Harrison, Harvey, Branzburg & Ellers LLP (the "Escrow Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Escrow Agreement.

     The undersigned hereby requests that you, as Escrow Agent, release the Escrow in accordance with Section 2(b) of the Escrow Agreement.

                                          Very truly yours,


                                          --------------------------------------
                                          Mark Glatz


                                          --------------------------------------
                                          Mark Mendelson

cc: All American Companies, Inc.

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                                   Schedule A

            Capital Stock of Selling Shareholders and Option Holders

     1. Certificate FC-1096 registered to Mark Glatz representing 20,000 shares of common stock of the Company.

     2. Certificate FC-3039 registered to Mark Glatz representing 33,333 shares of common stock of the Company.

     3. Certificate FC-3081 registered to Mark Glatz representing 3,333 shares of common stock of the Company.

     4. Certificate FC-3102 registered to Mark Glatz representing 394,737 shares of common stock of the Company.

     5. Certificate FC-0970 registered to Mark Mendelson representing 250,000 shares of common stock of the Company.

     6. Certificate FC-0971 registered to Mark Mendelson representing 500,000 shares of common stock of the Company.

     7. Certificate FC-0531 registered to Hampton Financial Services Inc. representing 550,000 shares of common stock of the Company.